Exhibit 99.3

FORM OF LETTER TO STOCKHOLDERS AND CERTAIN ELIGIBLE WARRANTHOLDERS

WHO ARE RECORD HOLDERS

CYTOSORBENTS CORPORATION

6,250,000 Units
Offered Pursuant to Subscription Rights
Distributed to Stockholders
of CytoSorbents Corporation

______________, 2024

Dear Stockholders:

Enclosed are materials relating to the rights offering being conducted by CytoSorbents Corporation, a Delaware corporation, including the prospectus dated _________, 2024 (the “Prospectus”). Please carefully review the Prospectus, which describes how you can participate in the rights offering. You will be receiving and will be able to exercise your non-transferable subscription right warrants (the “Subscription Rights”) to purchase units (a “Unit”) of securities at a subscription price equal to $______ (the “Unit Subscription Price”). The Subscription Rights will expire if not exercised prior to 5:00 p.m., Eastern time, on _______, 2025, unless we extend or terminate the subscription offering.

Each Unit consists of one share of common stock, one Series A Right Warrant to purchase one share of common stock (“Series A Right Warrant”), one Series B Right Warrant to purchase one share of common stock (“Series B Right Warrant” and, together with the Series A Right Warrant, the “Right Warrants”). The Right Warrants are exercisable commencing on their date of issuance at an exercise price equal to (i) in the case of the Series A Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series A Right Warrants, rounded down to the nearest whole cent but (x) not lower than $1.00 and (y) not higher than $2.00, which is 45 days following the closing date of the subscription offering, (ii) in the case of the Series B Right Warrants, 90% of the 5-day volume weighted average price of our Common Stock over the 5-trading days prior to the expiration date of the Series B Right Warrants, rounded down to the nearest whole cent but (x) not lower than $2.00 and (y) not higher than $4.00, which is 90 days following the closing date of the subscription offering. Answers to some frequently asked questions about the offering can be found under the heading “Questions and Answers Relating to This Offering” in the Prospectus. Any prospective purchaser of Units pursuant to the exercise of the Subscription Rights or shares of our common stock pursuant to the exercise of the Right Warrants should read the Prospectus, including without limitation the risk factors contained therein, prior to making any decision to invest in the company.

As described in the Prospectus, you will receive one Subscription Right for each share of our common stock beneficially owned by you as of the record date of 5:00 p.m., Eastern time, on _____, 2024 (the “Record Date”). Each Subscription Right consists of a basic right, which entitles holders to purchase one Unit and an oversubscription privilege which will be exercisable only if holder exercises his or her basic right in full and will entitle the holder to purchase additional Units for which other holders do not subscribe.

For holders exercising their basic right, sufficient Units may not be available to honor your full request. We will fulfill all basic rights first and should the Units underlying the number of exercised basic rights exceed the 6,250,000 Units available, we will allocate the Units pro rata among those holders that subscribed and exercised their basic right in proportion to the total number of basic rights exercised. As a result, if the subscription offering is completed, you will receive whole Units to the full extent you have properly exercised your basic rights in whole or in part for such whole Units, and Units are available.

The maximum number of our Units available for issuance in this offering is 6,250,000 Units. If more than 6,250,000 Subscription Rights are exercised, we will allocate Units to subscribers on a pro-rata basis based on the total number of Subscription Rights exercised. In addition, the maximum number of shares of our Common Stock available for issuance in this offering is 12,500,000 shares, including the shares of Common Stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the units. If at any time the issuance of shares of Common Stock pursuant to the exercise of Right Warrants comprising the units would exceed such share limitation, any issued and outstanding Right Warrants that remain unexercised will immediately expire worthless.

As a result, if the subscription offering is completed, you will receive whole Units to the full extent you have properly exercised your basic rights in whole or in part for such whole Units. Sufficient Units may not be available to honor your request for additional Units pursuant to your oversubscription privilege. If exercises of the oversubscription privileges exceed the number of Units available, we will allocate the available Units pro-rata among rights holders who oversubscribed based on the number of oversubscription Units for which the holders have subscribed.

The maximum number of our Units available for issuance in this offering is 6,250,000 Units. If more than 6,250,000 Subscription Rights are exercised, we will allocate Units to subscribers on a pro-rata basis based on the total number of Subscription Rights exercised. In addition, the maximum number of shares of our Common Stock available for issuance in this offering is 12,500,000 shares, including the shares of Common Stock comprising the Units and pursuant to the exercise of the Right Warrants comprising the units. If at any time the issuance of shares of Common Stock pursuant to the exercise of Right Warrants comprising the units would exceed such share limitation, any issued and outstanding Right Warrants that remain unexercised will immediately expire worthless.

You will be required to submit payment in full for all the Units you wish to buy in the subscription offering and later for all of the Right Warrants you wish to exercise in the offering. If you wish to maximize the number of Units you may purchase pursuant to your oversubscription privilege, you will need to deliver payment in an amount equal to the aggregate price for the maximum number of Units available to you, assuming that no shareholder other than you has purchased any Units pursuant to the basic rights and oversubscription privilege. The company will eliminate fractional Units resulting from the exercise of the oversubscription privilege by rounding down to the nearest whole number, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be promptly returned, without interest or penalty, after the expiration of this offering.

The company can provide no assurances that you will actually be entitled to purchase (i) the number of Units subscribed for pursuant to the exercise of your oversubscription privilege in full at the expiration of the subscription offering or (ii) the number of shares of common stock you elect to purchase pursuant to the exercise of your Right Warrants in full at the expiration of the Right Warrants. The company will not be able to satisfy your exercise of the oversubscription privilege if all of our stockholders exercise their basic rights in full, and we will only honor an oversubscription privilege to the extent sufficient Units are available following the exercise of basic right.

To the extent your aggregate subscription payment for the actual number of unsubscribed Units available to you pursuant to the oversubscription privilege is less than the amount you actually paid in connection with the exercise of the oversubscription privilege, you will be allocated only the number of unsubscribed Units available to you, and any excess subscription payment will be promptly returned to you, without interest or penalty, after the expiration of this offering.

You are not required to exercise any or all of your Subscription Rights or Right Warrants. If you do not exercise your Subscription Rights or Right Warrants and the offering is completed, the number of shares of our common stock you own will not change but your percentage ownership of our total outstanding voting stock may decrease because shares may be purchased by other stockholders in the offering. Your percentage ownership of our voting stock may also decrease if you do not exercise your Subscription Right or Right Warrants in full. Please see the discussion of risk factors related to the rights offering, including dilution, under the heading “Risk Factors — “Your interest in our company may be diluted as a result of the offering” in the Prospectus.

The Subscription Rights and the Right Warrants will be evidenced by a Non-Transferable Subscription Right Warrant Certificate and Transferable Right Warrant Certificate and will cease to have any value after the respective expiration dates of the Subscription Rights and the Right Warrants.

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Non-Transferable Subscription Right Warrant Certificate;

3.	Transferable Series A Right Warrant Certificate;

4.	Transferable Series B Right Warrant Certificate;

5.	Instruction as to Use of CytoSorbent Corporation Non-Transferable Subscription Right Warrant Certificate;

6.	Instruction as to Use of CytoSorbent Corporation Transferable Right Warrant Certificate; and

7.	A return envelope addressed to Equiniti Trust Company, LLC, the subscription agent.

Your prompt action is requested. To exercise your Subscription Rights and Right Warrants, as indicated in the Prospectus, you should deliver to the subscription agent the properly completed and signed the following:

(i) Non-Transferable Subscription Right Warrant Certificate with payment of Unit Subscription Price for each Unit subscribed (pursuant to the basic rights and the oversubscription privilege) for and

(ii) Transferable Right Warrant Certificate for the applicable Right Warrant exercised with payment of the applicable exercise price (e.g., $2.00 or $4.00 for each Series A Right Warrants and Series B Right Warrants, respectively). The subscription agent must receive the Non-Transferable Subscription Right Warrant Certificate with payment of the initial price for the Units and the Transferable Right Warrant Certificate for the applicable Right Warrant exercised with payment of the applicable exercise price prior to their respective expiration dates. If at the respective expiration date of the Subscription Rights or Right Warrant, the initial price paid is higher than the final price, the excess amount paid by a holder will be promptly returned to the holder, without interest or penalty.

If you send your Non-Transferable Subscription Right Warrant Certificates and Unit Subscription Price payment or the Transferable Right Warrant Certificates and initial exercise price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. We will not be required to sell Units or shares of common stock to you if the subscription agent receives your Non-Transferable Subscription Right Warrant Certificate (or your subscription payment) or Transferable Right Warrant Certificate (or your exercise price payment) after their respective expiration date, regardless of when the Non-Transferable Subscription Right Warrant Certificate and subscription payment or Transferable Right Warrant Certificate and exercise payment were sent. See the discussion under the heading “The Rights Offering—Exercise of Subscription Rights” in the Prospectus.

Once you have exercised your Subscription Rights or Right Warrants, such exercise may not be revoked, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights or Right Warrants.

Additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc. by telephone at (800) 549-6864 (toll-free) or (212) 269-5550 (broker-dealers and nominees) or by email at CTSO@dfking.com. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

CytoSorbents Corporation

Title:	Dr. Phillip P. Chan
Name:	Chief Executive Officer

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